EXHIBIT 99.1

FOR IMMEDIATE RELEASE

R.G. BARRY/DEARFOAMS REPORTS CONTINUED STRONG SALES & PROFIT GROWTH
Accessory footwear marketer’s spring performance benefits from growth initiatives

PICKERINGTON, Ohio – Tuesday, May 11, 2010 – R.G. Barry Corporation, the Dearfoams company (Nasdaq:DFZ), today reported increased net sales and net earnings for the third quarter and nine months ended April 3, 2010.

For the quarter, the Company reported:
•	Net earnings of $539,000, or $0.05 per diluted share, increased more than four times the net earnings of $123,000 or $0.01 per diluted share, reported in the third quarter of fiscal 2009;
•	Net sales of $22.2 million, up 5.1 percent compared to $21.1 million reported for the corresponding period of fiscal 2009; and
•	Gross profit as a percent of net sales of 40.4 percent versus 33.5 percent in the comparable quarter one year ago.

For the nine months:
•	Net earnings rose 51.5 percent to $11.0 million, or $1.00 per diluted share, versus net earnings of $7.3 million, or $0.68 per diluted share, in the comparable period one year ago;
•	Net sales rose 12.2 percent to $107.2 million versus $95.6 million one year ago; and
•	Gross profit as a percent of net sales was 42.2 percent versus 38.2 percent in the comparable period of fiscal 2009.

On the balance sheet, the Company reported:
•	Cash and short-term investments totaling $46.7 million, up from $35.1 million one year ago;
•	Inventory of $14.1 million reflecting a return from historic inventory lows one year ago to levels that more appropriately support the Company’s evolving business; and
•	Total shareholders’ equity of $57.8 million, up from $53.9 million in the comparable period one year ago.

Management Comments
“The strong performance improvement generated during the first half of our year continued through the third quarter and is reflected in today’s results,” said Greg Tunney, President and Chief Executive Officer. “Our spring business benefitted from the growth initiatives undertaken during the past several years and is being measured against our very healthy results from the equivalent period last year. We are once again positioned to end the fiscal year as one of our category’s top quartile performers. We continue to be very positive about the overall health of our business and its short- and long-range outlooks.”

 “We are focused on improving our overall efficiency and strength through a variety of initiatives,” added José Ibarra, Senior Vice President Finance and Chief Financial Officer. “Our efforts for the future include continuing investment in marketing and technology. We are scrutinizing every aspect of our operations to eliminate waste and duplication. And, while in the future we expect to see more seasonal balance in the business, our real focus will remain on making sure that we are operating at levels that allow us to pursue our growth strategies while continuing to appropriately increase shareholder value.”

Conference Call/Webcast Today
R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 11:00 a.m. Eastern today. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen via the Internet, log on to <http://www.videonewswire.com/event.asp?id=68187>.

The conference call will also be available at 800.860.2442 (U.S.) and +1.412.858.4600 (international) until five minutes before starting time.

Replays of the call and a written transcript will be posted on the Company’s Website, www.rgbarry.com, under the “Investor Room” section. Replays will also be available beginning approximately one hour after the call and through May 19 at 877.344.7529 (U.S.) and 412.317.0088 (international).  Ask for conference number 439781.

About R.G. Barry Corporation
R.G. Barry Corporation, the Dearfoams® company, is one of the world’s leading developers and marketers of accessory footwear. Visit us online at www.rgbarry.com to learn more about our business.

Forward-Looking Statements
Some of the statements in this news release contain forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “expect,” “could,” “should,” “anticipate,” “believe,” “estimate,” or words with similar meanings.  Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements.  These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. These risks could include, but are not limited to, things such as: our continuing ability to source products from third parties located outside North America; competitive cost pressures; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the highly seasonal nature of our business upon our operations; inaccurate forecasting of consumer demand; difficulties liquidating excess inventory; disruption of our supply chain or distribution networks; and our investment of excess cash in certificates of deposit and other non-auction rate marketable securities. You should read this news release carefully, because the forward-looking statements contained in it (1) discuss our future expectations; (2) contain projections of our future results of operations or of our future financial condition; or (3) state other “forward-looking” information.  The risk factors described in this news release, our Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission, in particular “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended June 27, 2009 (the “2009 Form 10-K”), give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. If the events described in “Item 1A. Risk Factors” of Part I of our 2009 Form 10-K occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in our filings with the Securities and Exchange Commission should also be considered.

Contact:
Roy Youst, Director Investor & Corp. Communications	614.729.7275
José G. Ibarra, Senior Vice President Finance/CFO	614.864.6400

—financial charts follow—

R.G. BARRY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except for per share data)

	Thirteen weeks	Thirteen weeks		Forty weeks	Thirty-nine weeks
	ended	ended	% Increase	ended	ended	% Increase
	April 3, 2010	March 28, 2009	Decrease	April 3, 2010	March 28, 2009	Decrease
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net sales	$22,212	$21,130	5.1%	$107,235	$95,612	12.2%
Cost of sales	13,249	14,044	-5.7%	62,020	59,082	5.0%
Gross profit	8,963	7,086	26.5%	45,215	36,530	23.8%

Gross profit (as percent of net sales)	40.4%	33.5%		42.2%	38.2%

Selling, general and administrative expenses	8,245	7,127	15.7%	27,829	25,383	9.6%

Operating profit (loss)	718	(41)		17,386	11,147

Interest income, net	36	226	-84.1%	211	458	-53.9%

Earnings, before income tax expense	754	185	307.6%	17,597	11,605	51.6%

Income tax expense	215	62	246.8%	6,568	4,327	51.8%

Net earnings	$539	$123	338.2%	$11,029	$7,278	51.5%

Earnings per common share
Basic	$0.05	$0.01	400.0%	$1.02	$0.69	47.8%
Diluted	$0.05	$0.01	400.0%	$1.00	$0.68	47.1%

Average number of common shares outstanding
Basic	10,914	10,622		10,862	10,609
Diluted	11,112	10,738		11,028	10,727

CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	April 3, 2010	March 28, 2009	June 27, 2009
	(unaudited)	(unaudited)	(audited)

ASSETS
Cash & short-term investments	$46,702	$35,098	$39,236
Accounts receivable, net	10,509	12,026	9,503
Inventory	14,125	11,494	8,499
Prepaid expenses and other current assets	2,076	1,368	3,344
Total current assets	73,412	59,986	60,582

Net property, plant and equipment	3,925	3,903	3,743

Other assets	10,788	9,059	10,758
Total assets	$88,125	$72,948	$75,083

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable	1,844	2,290	1,840
Accounts payable	2,980	3,056	3,887
Other current liabilities	6,013	2,245	3,979
Total current liabilities	10,837	7,591	9,706

Long-term debt	26	119	97
Accrued retirement costs and other	19,475	11,314	19,372
Shareholders’ equity, net	57,787	53,924	45,908
Total liabilities & shareholders’ equity	$88,125	$72,948	$75,083